SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported November 30, 2005)

NOMURA ASSET ACCEPTANCE CORPORATION

(as depositor under the Pooling and Servicing Agreement,

dated as of September 1, 2005, providing for the issuance of

Nomura Asset Acceptance Corporation, Alternative Loan Trust Series 2005-AR5, Mortgage Pass-Through Certificates)

NOMURA ASSET ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-126812	13-3672336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two World Financial Center, Building B, 21st Floor, New York, New York		10281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 667-9300.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Pooling & Servicing Agreement

On September 30, 2005, a series of certificates, entitled Nomura Asset Acceptance Corporation, Alternative Loan Trust Series 2005-AR5, Mortgage Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of April 1, 2005 (the “Agreement”), among Nomura Asset Acceptance Corporation as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as seller (the “Seller”), GMAC Mortgage Corporation as a servicer (“GMAC”) and JPMorgan Chase Bank, National Association as trustee (the “Trustee”), which Agreement was the subject of, and exhibit to a Form 8-K filed with the United States Securities & Exchange Commission on October 14, 2005.

The seller, as owner of the Mortgage Loans sold to the trust fund, retained certain rights relating to the servicing of the Mortgage Loans, including the right to terminate and replace GMAC at any time, without cause. As of November 30, 2005, the Seller sold the servicing rights to Wells Fargo Bank, N.A. As a result, the Depositor, the Seller, Wells Fargo and the Trustee entered into a Servicer Appointment, Assumption and Amendment Agreement to the Agreement (the “Amendment”), dated as of November 30, 2005, attached hereto as Exhibit 4.1. The Amendment reflects the appointment of Wells Fargo as servicer.

Item 9.01        Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits

Exhibit No.	Description
4.1

Servicer Appointment, Assumption and Amendment Agreement, dated as of November 30, 2005, to the Pooling and Servicing Agreement, dated as of September 1, 2005, by and among the Seller, the Depositor, Wells Fargo and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 5, 2005

NOMURA ASSET ACCEPTANCE CORPORATION

By:	/s/ John P. Graham
Name:	John P. Graham
Title:	President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Servicer Appointment, Assumption and Amendment Agreement, dated as of November 30, 2005, to the Pooling and Servicing Agreement, dated as of September 1, 2005, by and among the Seller, the Depositor, Wells Fargo and the Trustee.	7

EXHIBIT 4.1